Exhibit 10.6

DIRECTOR AGREEMENT

This Director Agreement (this “Agreement”) is entered into as of this 21st day of May, 2014, by and among Priority Holdings, LLC, a Delaware limited liability company (“Parent”), Pipeline Cynergy Holdings, LLC, a Delaware limited liability company (“Cynergy”), and Priority Payment Systems Holdings, LLC, a Delaware limited liability company (“Priority” and together with Parent and Cynergy, collectively referred to herein as the “Companies”), and Thomas J. Priore (the “Chairman”).

W I T N E S S E T H :

WHEREAS, the Companies desire for Chairman to provide Services (as defined herein below) as the Chairman of the Board of Managers of Parent (the “Board”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Appointment of Chairman. The Companies hereby appoint the Chairman to provide Services to the Companies and their direct and indirect subsidiaries (each, a “Subsidiary”), including any other entities hereafter formed, acquired or invested in by the Companies or their Subsidiaries, and the Chairman hereby accepts such appointment, in each case, on the terms and conditions provided in this Agreement.

2.            Board of Managers Supervision. The activities of the Chairman to be performed under this Agreement shall be subject to the supervision of the Board to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time.

3.            Services. Subject to Section 2, during the term hereof, the Chairman shall endeavor to serve as the Chairman of the Board and through such position provide the Companies with the following services on such basis as the Chairman and the Board deem appropriate in their reasonable discretion (the “Services”):

(a)       assisting the Companies with establishing certain financial, accounting and administrative procedures;

(b)      assisting the Companies with respect to certain future acquisition and disposition strategies;

(c)       from time to time investigating business opportunities;

(d)      assisting the Companies in developing certain tax planning strategies;

(e)      assisting the Companies in formulating certain risk management  strategies;

(f)       overseeing the activities of the management team of the Companies;

(g)      assisting the Companies with respect to other strategic planning activities; and

(h)      providing such other services as may be reasonably requested by the Companies and may be agreed to by the Chairman.

Notwithstanding anything herein to the contrary, nothing herein shall require or obligate the Chairman to engage in any activity which constitutes brokering or providing investment advice.

4.            Standard of Care. The Chairman (including any person or entity acting for or on behalf of the Chairman) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Companies or any of their Subsidiaries or for any acts or omissions of any kind (including acts or omissions of the Chairman), unless caused by fraud, gross negligence or intentional misconduct of the Chairman as finally determined by a court of competent jurisdiction. The Chairman does not make any warranty, express or implied, with respect to the services to be provided hereunder.

5.            Fees and Reimbursement of Costs.

(a)            Monthly Fee. In consideration of the Services, commencing on the date hereof and for the term hereof, the Companies shall pay the Chairman a cash monthly fee equal to $41,666.67 (the “Monthly Fee”). The Companies shall pay the Monthly Fee within ten (10) business days following the end of each month during the term hereof. The payment by the Companies of the Monthly Fee hereunder is subject to the applicable restrictions contained in the Companies’ and their Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the payment of any installment of the Monthly Fee, such unpaid Monthly Fee installment shall accrue simple interest at a rate of 6% per annum and the Companies shall make such installment payment plus accrued interest as soon as they are permitted to do so under such restrictions. If the Companies or their Subsidiaries acquire or enter into any additional business operations after the date of this Agreement, the Board and the Chairman will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Monthly Fee should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by the Companies and the Chairman.

(b)           Annual Fee. In addition to the Monthly Fee, the Chairman shall be eligible to receive, for each fiscal year of the Companies ending during the term hereof, a discretionary cash performance fee in an amount of up to $250,000 per year (an “Annual Fee”). The amount of the Annual Fee, if any, and the applicable performance criteria, shall be determined by the Board in its sole discretion.

(c)           Reimbursement of Costs. All reasonable and documented out-of-pocket expenses incurred by the Chairman in the performance of his duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Companies. The Chairman shall not be obligated to make any advance to or for the account of the Companies or any of their Subsidiaries or to pay any sums, except out of funds held in accounts maintained by the Companies. The Chairman shall be reimbursed for all reasonable and documented out-of-pocket fees and expenses incurred by him in connection with the performance by the Chairman of his duties hereunder. Subject to and in accordance with the foregoing, the Companies shall, within 30 days of receipt of appropriate documentation evidencing such fees and expenses, reimburse the Chairman by wire transfer of immediately available funds for any such amount paid by the Chairman, which shall be in addition to any other amount payable to the Chairman under this Agreement.

(d)           Termination Fee. In the event that this Agreement is terminated in accordance with the provisions herein, the Chairman shall continue to receive the Monthly Fee and Annual Fee (if applicable) for so long as the Chairman and his affiliates own, directly or indirectly, at least ten percent (10%) of the outstanding common equity interests of Parent on a fully diluted basis.

6.            Other Interests. The Companies acknowledge and agree that the Chairman shall not be required to devote his full time and business efforts to the duties of the Chairman specified in this Agreement, but instead shall devote only so much of such time and efforts as the Chairman deems necessary in his sole discretion.

7.             Independent Contractor.

(a)           The Chairman shall be an independent contractor, and nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between any Company or any Subsidiary and the Chairman, (ii) to cause the Chairman to be responsible in any way for the debts, liabilities or obligations of any Company, Subsidiary or other party, or (iii) to constitute the appointment herein of Chairman or any of his employees as employees, officers, directors, managers or agents of any Company or any Subsidiary. Without the prior written consent of the Board, the Chairman shall not have any authority to and the Chairman shall not enter into any contract or agreement on behalf of any of the Companies or otherwise bind or commit any of the Companies.

(b)           The Monthly Fee and Annual Fee shall not be deemed to be wages, and therefore, shall not be subject to any withholdings or deductions. The Chairman shall be responsible for all tax payments, estimated tax payments or other tax liabilities, as required for itself. The Companies shall issue an Internal Revenue Service Form 1099 to the Chairman to account for the Monthly Fee and Annual Fee.

(c)           Nothing contained herein shall be construed to create a relationship of employer and employee between the Companies and the Chairman or any of its employees.

(d)           As an independent contractor, neither the Chairman nor any of its employees is entitled to any employee benefits provided to the Companies’ employees, such as health insurance, pension benefits, workers’ compensation, unemployment insurance, or any similar benefit. The Chairman shall be solely responsible for all wages, salaries and benefits of any employees of the Chairman.

8.             Term and Termination.

(a)           Term. This Agreement shall commence as of the date hereof and shall continue for so long as the Chairman is providing Services as the Chairman.

(b)           Termination. This Agreement may be terminated at any time, upon the mutual written agreement of the parties hereto. In addition, either party may terminate this Agreement for cause in the event the other party materially breaches its duties and obligations under the terms of this Agreement or is in default of any of its obligations hereunder, which breach or default is incapable of cure, or if capable of being cured, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional period of time as the non-defaulting party may authorize in writing. Notwithstanding anything herein to the contrary, Section 5(d) shall survive the termination of this Agreement by any party for any reason.

(c)           Fees and Reimbursement of Costs. No termination of this Agreement shall affect the Companies’ obligations hereunder with respect to (i) fees owed to the Chairman and not paid by the Companies as of the effective date of such termination or (ii) fees, costs and expenses incurred by the Chairman and not reimbursed by the Companies in accordance with the terms hereof as of the effective date of such termination.

9.            Indemnification of the Chairman; Limitation of Liability. The Companies and their Subsidiaries hereby agree to jointly and severally indemnify and hold harmless the Chairman and his affiliates and his and their respective present and future officers, directors, managers, associates, employees and agents (“Indemnified Parties”), whether in connection with serving as officers, directors or managers of the Companies or otherwise, from and against all losses, claims, liabilities, suits, costs, damages, judgments, amounts incurred or paid, amounts paid in settlement, fines, penalties and other liabilities and expenses (including reasonable attorneys’ fees) (“Losses”) directly or indirectly arising from or relating to their performance hereafter of Services to the Companies, except for any such Losses resulting from the gross negligence or intentional misconduct of an Indemnified Party, or conduct of an Indemnified Party which constituted fraud. The Companies further agree to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including reasonable attorneys’ fees and expenses), subject to an undertaking from such Indemnified Party to repay the Companies if such party is determined not to be entitled to such indemnity. Notwithstanding anything to the contrary set forth herein, in no event shall Chairman be liable to the Companies and/or their Subsidiaries in connection herewith for any amount in excess of fees actually received by the Chairman under Section 5(a) and Section 5(b). The Companies shall pay the amounts described herein within ten (10) days after written demand therefor is delivered to the Companies. If and to the extent that the foregoing indemnification undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the otherwise indemnifiable losses, claims, liabilities, suits, costs, damages, judgments, amounts incurred or paid, amounts paid in settlement, fines, penalties and other liabilities and expenses (including reasonable attorneys’ fees), to the maximum extent permissible under applicable law. The rights of any Indemnified Party to indemnification hereunder will be in addition to, but without duplication to, any other rights any such person or entity may have under any other agreement or instrument to which such person or entity is or becomes a party or is otherwise a beneficiary or under any applicable law or regulation. The provisions of Section 4 and Section 9 shall survive any termination of this Agreement.

10.           Work Product. Parent or its applicable Subsidiary shall have exclusive title to and use of all copyrights, patents, trade secrets, or other intellectual property rights associated with any programmed software, procedures, work-flow methods, reports, manuals, visual aids, documentation, ideas, concepts, techniques, inventions, processes, or works of authorship developed, provided or created by the Chairman solely on behalf of the Company (“Work Product”). Parent or its applicable Subsidiary shall have the sole right to obtain and to hold in its own name copyright, patent, trademark, trade secret, and any other registrations, or such other protection as may be appropriate to any Work Product, and any extensions and renewals thereof. All such Work Product made in the course of the Services rendered hereunder shall, to the extent possible, be deemed “works made for hire” within the meaning of the Copyright Act of 1976, as amended (the “Act”). The Chairman hereby expressly disclaims any interest in any and all Work Product. To the extent that any work performed by the Chairman is found as a matter of law not to be a “work made for hire” under the Act, the Chairman hereby assigns to Parent or its applicable Subsidiary the sole right title and interest, including the copyright, in and to all such Work Product, and all copies of them, without further consideration. For purposes of assignment of the Chairman’s copyrights in such Work Product, the Chairman hereby appoints Parent as its attorney-in-fact for the purpose of executing any and all documents relating to such assignment. The Chairman shall not copyright, patent, trademark, designate as his trade secret, sell, or distribute any Work Product. The Chairman shall give Parent or its applicable Subsidiary and person designated by Parent such reasonable assistance as may be required to perfect the rights described in this Section, including but not limited to, execution and delivery of instruments of conveyance, as may be appropriate to give full power and proper effect to such assignment in the United States and any foreign country.

11.           Miscellaneous.

(a)            Submission to Jurisdiction; Consent to Service of Process. The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in New York, New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto, if any) represents the entire understanding and agreement between the parties with respect to the subject matter hereof and replaces and supersedes in its entirety the Professional Services Agreement (the “Prior Agreement”), dated as of November 2, 2012, by and between PSD Partners, LLC and Priority Payment Systems, LLC, as amended, and the Manager, on behalf of himself and PSD Partners, LLC, acknowledges and agrees that no further are amounts are owned to either of them under the Prior Agreement; provided, however, that any remaining (i) indemnification obligations under the Prior Agreement or (ii) expense reimbursement claims under the Prior Agreement in an aggregate amount of less than $2,500 or as otherwise listed on Schedule A attached hereto shall survive execution of this Agreement. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Companies, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Companies, or the Chairman, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Chairman. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

(d)            Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

(e)            Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, nationally recognized overnight courier or certified mail at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Companies, to:

Priority Holdings, LLC

2001 Westside Parkway, Suite 155

Alpharetta, Georgia 30004

Attn: Board of Managers

If to Chairman, to:

Thomas J. Priore

c/o PSD Partners LLC

19 West 44th Street

New York, New York

With a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: David E. Rosewater

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next business day after dispatch, if sent postage pre- paid by nationally recognized, overnight courier guaranteeing next business day delivery, and (iii) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested.

(f)           Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g)          Binding Effect and Assignment; Third-Party beneficiaries. Except as expressly provided herein, this Agreement shall not be assigned by any party, and no party’s obligations hereunder, or any of them, shall be delegated, without the consent of the other party; provided that Chairman may assign or collaterally assign his rights and delegate his obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Except as set forth in Section 9 or otherwise provided herein, there shall be no third-party beneficiaries hereof.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

(i)           Remedies Cumulative. Except as otherwise provided herein, no remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy. No single or partial exercise by a party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof. All remedies under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

(j)           Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The text of all schedules is incorporated herein by reference. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof”, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(k)           Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

(l)           Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(m)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(n)          Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(o) Attorney’s Fees. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(p) Conflict Waiver. Schulte Roth & Zabel LLP (“Schulte”) represents both Chairman and the Companies and/or certain of their affiliates in matters both related and unrelated to one another pursuant to a blanket conflict waiver. Schulte is amenable to such continuing representation at the request of both the Companies and the Chairman, as both the Companies and the Chairman (on behalf of themselves and their affiliates) have consented to such representation. Schulte has advised the Companies and the Chairman that such representation may present or involve a potential conflict of interest, and Schulte has advised the Companies and the Chairman to consider seeking independent legal representation in determining whether to consent to the conflict waiver contemplated by this Section. Schulte will be free to withdraw and advise the Companies and the Chairman to seek separate counsel. In the event of any litigation between the Companies and the Chairman, Schulte will be unable to represent either party, if in Schulte’s judgment, such litigation might involve disclosing any confidences disclosed to Schulte. Schulte is a third-party beneficiary of this Section.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Director Agreement to be signed as of the date first written above.

PRIORITY HOLDINGS, LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr. Title: Chief Operating Officer

[Signature Page to Director Agreement of Tom Priore]

IN WITNESS WHEREOF, each of the parties hereto has caused this Director Agreement to be signed as of the date first written above.

PIPELINE CYNERGY HOLDINGS, LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr. Title: Chief Operating Officer

[Signature Page to Director Agreement of Tom Priore]

IN WITNESS WHEREOF, each of the parties hereto has caused this Director Agreement to be signed as of the date first written above.

PRIORITY PAYMENT SYSTEMS HOLDINGS, LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr. Title: Chief Operating Officer

[Signature Page to Director Agreement of Tom Priore]

IN WITNESS WHEREOF, each of the parties hereto has caused this Director Agreement to be signed as of the date first written above.

/s/ Thomas C. Priore
Thomas C. Priore

[Signature Page to Director Agreement of Tom Priore]

Schedule A

Expense Category	Amount
Relocation Expenses
Movers/install	$1,200.00
Truck rental	225.00
Freight elevator	900.00
PPS Officer Furniture	4,553.16
Travel Expenses	3,990.52
TOTAL	$10,868.68